Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2024

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$2,034,190
Unrealized Gain (Loss) on Market Value of Commodity Futures	4,780,410
Dividend Income	340,398
Interest Income	244,176
ETF Transaction Fees	700
Total Income (Loss)	$7,399,874

Expenses
General Partner Management Fees	$86,454
Professional Fees	37,526
Brokerage Commissions	8,333
Directors' Fees and insurance	6,839
Total Expenses	$139,152
Net Income (Loss)	$7,260,722

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/24	$130,082,377
Additions (250,000 Shares)	6,745,703
Withdrawals (200,000 Shares)	(5,416,308)
Net Income (Loss)	7,260,722

Net Asset Value End of Month	$138,672,494
Net Asset Value Per Share (4,800,000 Shares)	$28.89

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2024 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596